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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2007

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Shoreway Road, Suite 380, Belmont, California	94002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 551-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2007, the Compensation Committee (“Committee”) of the Board of Directors of IXI Mobile, Inc. (the “Company”) adopted a new compensation program for non-employee directors. The new program provides that each non-employee director will receive an annual fee of $12,000 and a fee of $1,000 for each substantive Board of Director or committee meeting in which such director participates. Additionally, each non-employee director will receive a 10-year option to purchase 10,000 shares of the Company’s common stock vesting in 24 equal monthly installments commencing on the date of grant with an exercise price equal to the fair market value of the common stock on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2007

IXI MOBILE, INC.

By: /s/ Gadi Meroz
Name: Gadi Meroz
Title:   General Counsel